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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 7, 2001, relating to the financial statements of Instinet Group LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
February 8, 2001